Exhibit 99.7

DISH NETWORK CORPORATION

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a custodian bank, broker, dealer, or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of DISH Network Corporation, a Nevada corporation (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the prospectus supplement, dated November 22, 2019 (the “Prospectus Supplement” and, together with the accompanying prospectus, dated November 7, 2019, the “Prospectus”), hereby certifies to the Company and Computershare Trust Company, N.A., as subscription agent for the Rights Offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below.

Number of Shares of Common Stock or Common Stock Equivalents (as defined in the Prospectus) Owned on the Record Date	Subscription Rights Exercised
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Name of Custodian Bank, Broker, Dealer, or Other Nominee
By:
Name:
Title:
Provide the following information, if applicable:
Depository Trust Company (“DTC”) Participant Number:

Participant
By:
Name:
Title:
DTC Subscription Confirmation Number(s):